UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  January 19, 2011

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 5.07  Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of PURE Bioscience was held on January 19, 2011.  For more information on the following three proposals, refer to the Company’s proxy statement filed with the Securities and Exchange Commission on November 30, 2010, the relevant portions of which are incorporated herein by reference.  The matters voted on and the results of the voting are as follows:

Proposal No. 1:	ELECTION OF DIRECTORS.

The following nominees for Director were duly elected.  Each person elected will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified:

Nominee	For	Withheld	Broker Non-votes

GREGORY H. BARNHILL	13,278,168	5,072,578	15,170,420
DENNIS BROVARONE	11,522,873	6,827,873	15,170,420
JOHN J. CARBONE M.D.	13,370,518	4,980,228	15,170,420
MICHAEL L. KRALL	13,944,457	4,406,289	15,170,420
PAUL V. MAIER	13,222,577	5,128,169	15,170,420
DONNA SINGER	13,314,252	5,036,494	15,170,420

Proposal No. 2:	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 31, 2011 was approved with 29,814,906 votes cast in favor, 3,372,109 votes against, and 334,151 abstentions.  There were no broker non-votes for this proposal.

Proposal No. 3:
APPROVAL OF THE PRINCIPAL TERMS OF A CERTAIN AGREEMENT AND PLAN OF MERGER BETWEEN THE COMPANY AND A WHOLLY-OWNED DELAWARE SUBSIDIARY OF THE COMPANY BY WHICH WE WILL EFFECT THE REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE AND BY WHICH WE WILL INCREASE OUR AUTHORIZED COMMON STOCK TO 100,000,000 SHARES.

Approval of this proposal requires the approval of a majority of the outstanding shares to vote on this matter. Therefore, abstentions and broker non-votes have the same effect as votes against such proposals.  As of the time of the meeting, approximately 36% of the total number of outstanding shares had been cast in favor of the proposal, with a substantial number of broker non-votes and other shares not represented in the voting.  After considering the importance of the matter, the number of votes not cast and the fact that approximately 74% of the votes cast at the meeting were in favor of the proposal, shareholders present at the meeting approved a motion presented by management to adjourn and reconvene the meeting to allow additional time to solicit proxies from those shareholders who had not voted on the proposal.

The Company’s annual meeting is adjourned to February 10, 2011, at 4:00 p.m. Pacific Time, at the Company’s main office, located at 1725 Gillespie Way, El Cajon, CA 92020.  Shareholders who have not voted on the proposal to approve the amendment of the Reincorporation are encouraged to do so promptly.  For shareholders who have voted on this proposal, no additional action is required.  Proxies may be submitted or revoked any time prior to the adjourned meeting on February 10, 2011.  For more information on how you can vote on this proposal, please contact Donna Singer at (619) 596-8600, ext. 100.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: January 24, 2011	By:	/s/ Andrew J. Buckland
Andrew J. Buckland
Chief Financial Officer